EXHIBIT 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                     THE FIRST NATIONAL BANK OF CHICAGO
            (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                  36-0899825
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                       60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                             -----------------
                             THE ROUSE COMPANY
            (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



           MARYLAND                                         52-0735512
 (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
       OF ORGANIZATION)                                 INCORPORATION OR
                                                      IDENTIFICATION NUMBER)

      10275 LITTLE PATUXENT PARKWAY
      COLUMBIA, MARYLAND                                            21044-3456
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                              DEBT SECURITIES
                      (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of the Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16.    LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
            PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of November, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               BY  /s/ Sandra L. Caruba
                  -------------------------------------
                  SANDRA L. CARUBA
                  VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                 EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                           November 6, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between The Rouse Company and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        THE FIRST NATIONAL BANK OF CHICAGO



                            BY:  /s/ Sandra L. Caruba
                                -------------------------------
                                    SANDRA L. CARUBA
                                    VICE PRESIDENT

                                   EXHIBIT 7

Call Date: 06/30/98                               ST-BK:  17-1630 FFIEC 031
                                                                  Page RC-1

Legal Title of Bank:          The First National Bank of Chicago
Address:                      One First National Plaza, Ste 0460
City, State  Zip:                             Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                 C400
                                                                            Dollar Amounts in                    ----
                                                                                Thousands          RCFD      BIL MIL THOU
                                                                                ---------          ----      ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)...........                            0081       4,490,272         1.a
    b. Interest-bearing balances(2)....................................                            0071       5,586,990         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).......                            1754               0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)....                            1773       8,974,952         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell.............................................................                            1350       5,558,583         3.
4 . Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)..............................................................     RCFD 2122 28,257,868                                4.a
    b. LESS: Allowance for loan and lease losses.......................     RCFD 3123    413,742                                4.b
    c. LESS: Allocated transfer risk reserve...........................     RCFD 3128          0                                4.c
    d. Loans and leases, net of unearned income, allowance, and RCFD
       reserve (item 4.a minus 4.b and 4.c)............................                            2125      27,844,126         4.d
5.  Trading assets (from Schedule RD-D)................................                            3545       6,073,169         5.
6.  Premises and fixed assets (including capitalized leases)...........                            2145         721,430         6.
7.  Other real estate owned (from Schedule RC-M).......................                            2150           6,827         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                            2130         184,515         8.
9.  Customers' liability to this bank on acceptances outstanding.......                            2155         310,026         9.
10. Intangible assets (from Schedule RC-M).............................                            2143         302,859        10.
11. Other assets (from Schedule RC-F)..................................                            2160       2,137,491        11.
12. Total assets (sum of items 1 through 11)...........................                            2170      62,191,240        12.

-----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Call Date: 06/30/98                               ST-BK:  17-1630 FFIEC 031
                                                                  Page RC-2

Legal Title of Bank:          The First National Bank of Chicago
Address:                      One First National Plaza, Ste 0460
City, State  Zip:                             Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

SCHEDULE RC-CONTINUED

                                                                     Dollar Amounts in
                                                                         Thousands                          BIL MIL THOU
                                                                         ---------                          ------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).....................................                       RCON 2200      21,810,607        13.a
       (1) Noninterest-bearing(1)......................................     RCON 6631                         9,864,956        13.a1
       (2) Interest-bearing............................................     RCON 6636                        11,945,651        13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..............................                       RCFN 2200      15,794,963        13.b
       (1) Noninterest bearing.........................................     RCFN 6631                           482,528        13.b1
       (2) Interest-bearing............................................     RCFN 6636                        15,312,435        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:.....................................................                       RCFD 2800       3.858,711        14
15. a. Demand notes issued to the U.S. Treasury........................                       RCON 2840       1,444,748        15.a
    b. Trading Liabilities(from Sechedule RC-D)........................                       RCFD 3548       5,661,633        15.b
16. Other borrowed money:
    a. With original maturity of one year or less......................                       RCFD 2332       4,356,061        16.a
    b. With original  maturity of more than one year...................                              A547       385,550        16.b
    c. With original  maturity of more than three years................                              A548       320,386        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding............                       RCFD 2920         310,026        18.
19. Subordinated notes and debentures..................................                       RCFD 3200       2,200,000        19.
20. Other liabilities (from Schedule RC-G).............................                       RCFD 2930       1,176,564        20.
21. Total liabilities (sum of items 13 through 20).....................                       RCFD 2948      57,319,249        21.
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus......................                       RCFD 3838               0        23.
24. Common stock.......................................................                       RCFD 3230         200,858        24.
25. Surplus (exclude all surplus related to preferred stock)...........                       RCFD 3839       3,188,187        25.
26. a. Undivided profits and capital reserves..........................                       RCFD 3632       1,467,324        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities......................................................                       RCFD 8434        18,04026          .b
27. Cumulative foreign currency translation adjustments................                       RCFD 3284          (2,418)       27.
28. Total equity capital (sum of items 23 through 27)..................                       RCFD 3210       4,871,991        28.
29. Total  liabilities,  limited-life  preferred  stock,  and equity
    capital (sum of items 21, 22, and 28)..............................                       RCFD 3300      62,191,240        29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank                               Number
     by independent external Number auditors as of any date during 1996...................... RCFD 6724             N/A         M.1

1 =  Independent audit of the bank conducted in accordance       4. =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public  accounting firm which submits a report on the bank         authority)
2 =  Independent audit of the bank's parent holding company      5  =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which       6  =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                            7  =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8  =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
-------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.